Exhibit 99.2

RENNOVA HEALTH, INC. ANNOUNCES CLOSING OF PUBLIC OFFERING OF SECURITIES

West Palm Beach, FL, December 30, 2015 – Rennova Health, Inc. (NASDAQ: RNVA, RNVAW) today announced the closing of an underwritten public offering with total gross proceeds of approximately $10,000,000 before deducting underwriting discounts and commissions and other offering expenses payable by the Company. The securities offered by the Company consist of Class A Units, with each Class A Unit consisting of one share of the Company's common stock and one immediately exercisable five-year warrant to purchase one share of common stock with a warrant exercise price of $1.9375, and Class B Units, with each Class B Unit consisting of one share of the Company's Series C Convertible Preferred Stock with a stated value of $1,000 and convertible into shares of the Company’s common stock at $1.55 per share and immediately exercisable five-year warrants to purchase 645.1613 shares of common stock, with a warrant exercise price of $1.9375. The Class A Units were priced at $1.55. The Class B Units were priced at $1,000. The underwriters have been granted a 45-day option to purchase up to an aggregate of an additional 15% of the securities sold in the offering to cover over-allotments, if any. Rennova Health’s common stock and warrants are listed on the NASDAQ Capital Market under the symbol “RNVA” and “RNVAW,” respectively.

Aegis Capital Corp. acted as the sole book-running manager for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) and was declared effective on December 23, 2015. This offering is being made only by means of a prospectus filed with the SEC which is available on the SEC’s website located at http://www.sec.gov. Copies of the prospectus relating to this offering may be obtained, when available, from Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Rennova Health

Rennova Health, Inc. owns and operates five diagnostics laboratories across the United States that provide clinical testing services specializing in toxicology testing for pain management clinics, drug and alcohol rehabilitation facilities, and neurotransmitter testing. It offers its customers a complete, turnkey software product including: a proprietary laboratory ordering and reporting application, an advanced laboratory information management system, electronic health records, and an industry-leading platform for interpreting and reporting complex test results to physicians. Rennova's software is differentiated from that of its competitors by the breadth of its services, each of which is branded separately and is made available to physician groups in whole or in part. The software permits efficient and easy ordering and reporting, electronic health records integration, medical billing services and compliance, and diagnostic interpretation. For more information see www.rennovahealth.com.

Rennova Health Safe Harbor Statement

This press release includes forward-looking statements about Rennova Health’s anticipated results that involve risks and uncertainties, including statements regarding the gross proceeds from the offering. These statements are subject to significant risks and uncertainties, actual results could differ materially from those projected and Rennova Health cautions investors not to place undue reliance on the forward-looking statements contained in this release. Risks and uncertainties relating to Rennova Health and this offering can be found in the “Risk Factors” section of the prospectus related to the offering filed with the SEC. Rennova Health undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

CONTACT INFORMATION

•	Media Contact:

Meieli Sawyer

(305) 668-0070